(m)(11)(i)

AMENDED SCHEDULE A

with respect to the

SECOND AMENDED AND RESTATED SHAREHOLDER SERVICE

AND

DISTRIBUTION PLAN

for

VOYA MUTUAL FUNDS

CLASS R SHARES

Series

Voya Diversified International Fund

Voya Global Bond Fund

Voya Global Equity Dividend Fund

Voya Global Equity Fund

Voya Global Perspectives® Fund

Voya Global Real Estate Fund

Voya International Real Estate Fund

Voya Multi-Manager Emerging Markets Equity Fund

Voya Multi-Manager International Small Cap Fund

Voya Russia Fund

Date last amended: November 17, 2016